UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported):May 1, 2009

Trimol Group, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-28144	13-3859706
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1285 Avenue of the Americas, 35th Floor, New York, New York 10019
(Address of Principal Executive Office)

Registrant's telephone number, including area code: (212) 554-4394

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 1, 2009, Yuri Benenson and Walter Perchal resigned as members of the Company’s Board of Directors. Additionally, on such date, Mr. Benenson resigned as the Company’s Chief Executive Officer. Boris Birshtein, the Company’s Chairman of the Board, was appointed as the Company’s Chief Executive Officer effective with Mr. Benenson’s resignation.

Item 5.03	Amendments to Articles of Incorporation or By Laws, Change in Fiscal Year

On May 1, 2009, the Company amended its By Laws providing for, among other things, a Board of Directors that consists of not less than two, but not more than fifteen members.

Item 7.01	Regulation FR Disclosure

On May 1, 2009 the Company established a Code of Ethics establishing general guidelines for conducting the Company’s business consistent with the highest standards of business ethics.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMOL GROUP, INC.

By: /s/ Boris Birshtein

Boris Birshtein
Chief Executive Officer

Date: May 4, 2009

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).